Exhibit 10.1

Acknowledgement and Consent
This Acknowledgement and Consent (the “Acknowledgement and Consent”) is entered into pursuant to the Amended and Restated Employment Agreement (the “Employment Agreement”), originally dated as of March 29, 2010 and as further amended dated April 1, 2016, by and between Paul Kalamaras (“Executive”) and Investors Bancorp, Inc. (the “Company”), and is effective as of December 5, 2018.
WHEREAS, pursuant to the terms of the Employment Agreement, Executive has served as Executive Vice President and Chief Retail Banking Officer of the Company and Investors Bank, the wholly owned subsidiary of the Company (the “Bank”); and
WHEREAS, on December 5, 2018 Executive was promoted to the position of Executive Vice President and Chief Risk Officer of the Company and the Bank (the “New Position”).
NOW, THEREFORE, the Executive hereby consents to and acknowledges the following related to his Employment Agreement:

1.
Executive hereby consents to serving as Executive Vice President and Chief Risk Officer and agrees and acknowledges that his assignment to such New Position does not constitute a breach of the Employment Agreement.

2.
Executive acknowledges and agrees that any related changes to Executive’s functions, duties and responsibilities, does not constitute an “Event of Termination” for purposes of Section 6 of the Employment Agreement.

3.
Executive acknowledges that for purposes of the Employment Agreement, the New Position will be his executive position and his responsibilities, duties and responsibilities to the Company and the Bank will be commensurate with the New Position.

[Signature Page to Follow]

The parties hereto have signed this Acknowledgment and Consent as of the dates below.

Executive:
/s/ Paul Kalamaras
Paul Kalamaras

Date: 12/05/2018

Investors Bancorp, Inc.

By /s/ Brian Doran

Title: General Counsel

Date: 12/05/2018